UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105
(Address of principal executive offices, including zip code)

(415) 399-2580

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 28, 2017, Marin Software Incorporated (the “Company”) issued a press release announcing that its Board of Directors has approved proposals to effect a reverse stock split and reduce the number of authorized shares of the Company’s common stock. The proposals are subject to stockholder approval to adopt an amendment to the Company’s Restated Certificate of Incorporation. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Company expects to hold a special meeting of stockholders on October 5, 2017 to obtain stockholder approval of the reverse split, proposed at a ratio of not less than 6-to-1 and not greater than 10-to-1, and to reduce the total authorized shares of the Company’s common stock from 500,000,000 to a number equal to 500,000,000 multiplied by two times (2x) the reverse stock split ratio.. The Company’s Board of Directors will determine the exact ratio of the stock split before October 6, 2017 without any further approval or authorization of its stockholders. The Company believes these proposals will increase the per share trading price of the Company’s common stock.

On August 28, 2017, the Company filed a preliminary proxy statement on Schedule 14A regarding the special meeting with the U.S. Securities and Exchange Commission (the “SEC”).

The Company’s Board of Directors is soliciting proxies in connection with this special meeting. The Company does not believe that its officers or directors have interests in these proposals that are different from or greater than those of any other of the Company’s stockholders. While the Company intends to effect the reverse stock split and authorized share reduction, subject to market and other customary conditions, including stockholder approval, there can be no assurance that the reverse stock split and authorized share reduction will be consummated or that either will achieve its intended effects. The Company reserves the right, in its discretion, to abandon the reverse stock split and authorized share reduction at any time prior to filing the applicable Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Forward-Looking Statements

The foregoing disclosures constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should refer to the section entitled “Risk Factors” set forth in the Company’s annual and quarterly reports and other filings the Company makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by the Company’s forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Marin Software Incorporated dated August 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: August 28, 2017	By:	/s/ Jonathan M. DeGooyer
Jonathan M. DeGooyer
Vice President, General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Marin Software Incorporated dated August 28, 2017.

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